EXHIBIT 10.3

                              AFFILIATE GUARANTEE



                  THIS GUARANTEE (the "Guarantee") is made as of July 14, 2000, by ODYSSEY AMERICA REINSURANCE CORPORATION ("Guarantor") for the benefit of COMPAGNIE TRANSCONTINENTALE DE REASSURANCE ("CTR"), an affiliate corporation of the Guarantor.

                  WHEREAS, CTR's operations inure to the benefit of Guarantor;
and

                  WHEREAS, CTR is the beneficiary of a parental guarantee agreement, effective January 1, 1998, between CTR and its indirect parent corporation, Odyssey Re Group Ltd. (the "Parental Guarantee"); and

                  WHEREAS, CTR is the beneficiary of a stop-loss agreement with CTR's former parent, GAN International (the "GAN Stop-Loss"); and

                  WHEREAS, Guarantor wishes to enhance CTR's position in the reinsurance marketplace by guaranteeing the performance by CTR of all reinsurance agreements entered into by CTR that for any reason are not subject to the guarantees and indemnifications provided by either the Parental Guarantee or the GAN Stop-Loss, as hereinafter provided;

                  NOW THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, Guarantor and CTR agree as follows:


                                    ARTICLE I

                                    GUARANTEE

                  Guarantor hereby unconditionally guarantees the performance by CTR of all of CTR's liabilities under policies, contracts, binders and lineslips, and all renewals or extensions of any of the same, in all cases incepting prior to, on or as of any date during the term of

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this Guarantee, of insurance or reinsurance entered into by CTR as either an insurer, reinsurer or retrocessionaire (the "Subject Contracts") in the event of insolvency, as more fully set out in Article V hereof; provided however, that such Subject Contracts are not also subject to the guarantees and indemnifications provided by either the Parental Guarantee or the GAN Stop-Loss or, in the event such Subject Contracts are subject to such guarantees and indemnifications, the provider of the Parental Guarantee or the GAN Stop-Loss, as the case may be, has defaulted on its obligations thereunder with respect to the Subject Contracts; and provided also, that the Guarantor is not itself a party to such Subject Contracts.


                                   ARTICLE II

                BENEFITS OF GUARANTEE AND CONTINUANCE IN EFFECT

                  This Guarantee is given to CTR on behalf of, and shall be treated and enforced as though the same were expressly given directly to and in the name of, all parties to the Subject Contracts besides CTR and the Guarantor, and shall continue in effect indefinitely (including, for greater certainty, after 2000) with respect to all of the Subject Contracts.



                                   ARTICLE III

                                TERM; TERMINATION

                  This Guarantee shall remain in force until terminated by the Guarantor upon written notice to CTR not less than three (3) months prior to December 31 in any year. Notwithstanding the termination of this Guarantee pursuant to the provisions of this Article III, any such termination will in no way affect the validity or enforceability of the Guarantee with respect to any or all Subject Contracts incepting or renewed prior to the effective date of such termination.

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                                   ARTICLE IV

                              OBLIGATIONS HEREUNDER

                  Except as provided herein, the obligations of Guarantor hereunder are unconditional and may not be revoked by Guarantor for any reason whatsoever. Guarantor further agrees that, except as provided herein, the Guarantee is and shall be an open and continuing guaranty and all obligations to which it applies or may apply shall continue in full force and effect, notwithstanding any modifications of or additions to any of the Subject Contracts or any other action which would otherwise relieve or release a guarantor, with or without notice to Guarantor; provided further that nothing in this Guarantee shall be construed to prevent the extinguishment of the Guarantee, as regards any Subject Contract, at such time as such Subject Contract has been fully satisfied either in accordance with the terms thereof or as mutually agreed upon by the parties thereto.



                                    ARTICLE V

                                 ENFORCEABILITY

                  A. Subject to Article I hereof, this Guarantee may be directly enforced by any insured or reinsured of CTR that is an insured or reinsured under any of the Subject Contracts; provided however, that with respect to any particular Subject Contract, this Guarantee may be enforced only after a showing that CTR has been declared insolvent and placed in liquidation by a court of competent jurisdiction and has failed to pay any loss payable under such Subject Contract within the time therein agreed upon, and further provided, that Guarantor shall not be required to make duplicate insurance or reinsurance payments as a result of this Guarantee.


                  B. Guarantor's obligations under this Guarantee, and the enforceability of this Guarantee by any insured or reinsured under the Subject Contracts, are subject to the same defenses, counterclaims and any and all procedural and substantive contractual or non-contractual rights which CTR may possess, or to which the party seeking

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enforcement or for whose benefit enforcement is being sought, is obligated, regarding the underlying amounts in dispute or the Subject Contracts at issue; provided, however, that no such defense available to CTR based upon its insolvency, disability or lack of corporate power shall affect, impair or be a defense to this Guarantee.



                                   ARTICLE VI

                          EFFECT OF PAYMENTS HEREUNDER

                  Upon the making of any payment under this Guarantee with respect to the Subject Contracts, Guarantor shall succeed to all such rights of CTR as may exist under such Subject Contracts, to the same extent as if CTR had directly made such payment, including, without limitation, the right to recoup any and all monies owed but not paid with respect to such Subject Contracts pursuant to the terms of the Parental Guarantee or the GAN Stop-Loss because of the default thereunder by the providers thereof, without need for taking any further action which would not be required of CTR in the same circumstances.



                                   ARTICLE VII

                             LIMITATION OF LIABILITY

                  Notwithstanding anything to the contrary contained herein, the liability of Guarantor under this Guarantee shall in all cases be entirely derivative of such liability assumed by CTR under the Subject Contracts and shall in no case be greater than such liability.



                                  ARTICLE VIII

                                  GOVERNING LAW

                  The provisions of this Guarantee shall be subject to the laws of the State of Connecticut.

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                                   ARTICLE IX

                             TIME IS OF THE ESSENCE

                  With respect to all notice provisions and limitations for the filing of reinsurance claims and requests for the payment of other reinsurance recoverables, time is of the essence.


                  IN WITNESS WHEREOF, the Guarantor has executed, delivered and entered into this Guarantee as of the date first above written.


ODYSSEY AMERICA REINSURANCE CORPORATION



By: /s/ Michael G. Wacek
    ---------------------
Name:   Michael G. Wacek
Title:  President